SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549




                                     FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



                         SOUTHEAST COMMERCE HOLDING COMPANY
               (Exact name of Registrant as Specified in Its Charter)




                    Georgia                              58-2349097
   (State of incorporation or organization)   (IRS Employer Identification No.)


100 Galleria Parkway, Suite 400, Atlanta, Georgia          30339
   (Address of principal executive offices)              (Zip Code)


If this form relates to the               If this form relates to the
registration of a class of                registration of a class of
securities pursuant to Section            securities pursuant to Section
12(b) of the Exchange Act and             12(g) of the Exchange Act and
is effective pursuant to General          is effective pursuant to General
Instruction A.(c), please check the       Instruction A.(d), please check the
following box.                            following box.     X
                -------                                   -------


            Securities Act registration statement file number to which this form relates:
                                333-41545


            Securities to be registered pursuant to Section 12(b) of the Act:
                                  None


            Securities to be registered pursuant to Section 12(g) of the Act:
                               Common Stock
                             (Title of class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For information with respect to the common stock, par value $.01 per share (the "Common Stock"), of Southeast Commerce Holding Company, a Georgia corporation (the "Registrant"), see the information under the captions "Description of Capital Stock" and "Dividend Policy" contained in the prospectus to be filed by the Company pursuant to Rule 424(b) and deemed a part of the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on December 4, 1997, as amended on March 5, 1998, March 27, 1998 and April 16, 1998, as such Registration Statement may be amended further from time to time (as so amended, the "Form SB-2"). The prospectus is deemed to be incorporated herein by reference.

ITEM 2.   EXHIBITS.

     The following exhibits are filed as a part of the Registration Statement:

Exhibit
  No.          Description
-------        -----------

3.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 of Registration Statement on Form SB-2, Registration No. 333-41545).

3.2 Bylaws (incorporated by reference to Exhibit 3.2 of Registration Statement on Form SB-2, Registration No. 333-41545).

4.1 Specimen common stock certificate (incorporated by reference to Exhibit 4.2 of Amendment No. 2 to the Registration Statement on Form SB-2, Registration No. 333-41545).

4.2 See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws of the Company defining rights of holders of the Company's Common Stock (incorporated herein by reference to Exhibits 3.1 and 3.2 to the Registrant's Form SB-2 Registration Statement File No. 333-41545).
                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              SOUTHEAST COMMERCE HOLDING COMPANY
                              (Registrant)


                              By:  /s/ Richard A. Parlontieri
                                   Richard A. Parlontieri, President


Date:  April 15, 1998